Exhibit 99.1

Newtek Business Services Corp. Announces New Stock Repurchase Program

New York, N.Y. - May 11, 2016 - Newtek Business Services Corp. (“Newtek” or the “Company”), (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that its Board of Directors approved a new share repurchase program (the "Program") under which the Company may repurchase up to 150,000 shares (the "Shares") of the outstanding shares of Company common stock, par value $0.02 (the "Common Stock"). The Shares represent approximately 1.0% of the Company’s outstanding Common Stock as of March 31, 2016. The repurchases shall be effected through open market purchases, including block purchases, in such manner as will comply with the provisions of the Investment Company Act of 1940 and the Securities Exchange Act of 1934, as amended (the "1934 Act"). Unless extended or terminated by its Board of Directors, the Company expects the termination date for this new repurchase program will be on November 11, 2016. The Company expects to finance the repurchases with available liquidity and the repurchased Shares will be designated as authorized but unissued Common Stock.   In addition, the Company will continuously evaluate alternate and strategic uses of its capital depending on, among other things, the fair value of Newtek's Common Stock and the other available capital deployment opportunities.

Under the Program, purchases may be made at management's discretion from time to time in open-market transactions, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the 1934 Act. The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by Newtek's management team. The repurchase program may be suspended or discontinued at any time.

Newtek’s Board of Directors previously authorized a share repurchase program, in December 2015, under which the Company may purchase up to 150,000 shares of Newtek Common Stock. During the first quarter of 2016, the Company repurchased 70,000 shares of Newtek Common Stock under the program at a weighted average price of $12.37 per share. The termination date for this repurchase program is June 3, 2016.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions CompanyTM, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing &

Inventory, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.
Newtek® is a registered trade mark of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com